CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Jump Securities with Auto-Callable Feature due 2023	$1,500,000	$163.65

November 2020

Pricing Supplement No. 51

Registration Statement Nos. 333-250103; 333-250103-01

Dated November 23, 2020

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, do not guarantee the repayment of any principal at maturity and have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. Beginning after one year, the securities will be automatically redeemed if the closing price of each of the common stock of Southwest Airlines Co., the common stock of The Boeing Company and the U.S. Global Jets ETF, which we refer to collectively as the underlyings (each multiplied by its respective then-current adjustment factor) on any of the quarterly determination dates is greater than or equal to 100% of its respective initial share price, which we refer to as its respective call threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a per annum return of approximately 20.50%. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each underlying is greater than or equal to 60% of its respective initial share price, which we refer to as the downside threshold level, investors will receive a payment at maturity per $10 security that reflects a per annum return of approximately 20.50%. However, if the securities are not automatically redeemed prior to maturity and the final share price of any underlying is less than its respective downside threshold level, investors will be exposed to the decline of the worst performing underlying from its initial share price on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Because all payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective downside threshold level of any underlying will result in a significant loss of your investment, even if the other underlyings have appreciated or have not declined as much. The securities are for investors who are willing to risk their principal based on the worst performing underlying and forgo current income and participation in the appreciation of the underlyings in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each of the underlyings closes at or above its respective initial share price on a quarterly determination date (beginning after one year) or at or above its downside threshold level on the final determination date, with no possibility of an early redemption until after the one-year non-call period and the limited protection against loss that applies only if the final share price of each underlying is greater than or equal to the respective downside threshold level. Investors will not participate in any appreciation of any underlying. The securities are issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	Southwest Airlines Co. common stock (the “LUV Stock”), The Boeing Company common stock (the “BA Stock”) and U.S. Global Jets ETF (the “JETS Shares”)
Aggregate principal amount:	$1,500,000
Stated principal amount:	$10 per security
Issue price:	$10 per security
Pricing date:	November 23, 2020
Original issue date:	November 27, 2020 (3 business days after the pricing date)
Maturity date:	November 29, 2023
Early redemption:

The securities are not subject to automatic early redemption until one year after the original issue date. Following this 1-year initial non-call period, if, on any of the quarterly determination dates, beginning on November 30, 2021, the determination closing price of each underlying is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the relevant early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed on any early redemption date if the determination closing price of any underlying is below its respective call threshold level on the related determination date.

Early redemption payment:	The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 20.50% per annum) for each quarterly determination date. See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below.
Determination dates:

Starting after one year, quarterly, beginning on November 30, 2021, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below.

The determination dates are subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:	Quarterly, beginning on December 3, 2021 (approximately one year after the original issue date) as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustments will be made to the early redemption payment.
Downside threshold level:

With respect to the LUV Stock, $28.086 , which is 60% of its initial share price

With respect to the BA Stock, $126.918, which is 60% of its initial share price

With respect to the JETS Shares, $12.852, which is 60% of its initial share price

Call threshold level:

With respect to the LUV Stock, $46.81, which is 100% of its initial share price

With respect to the BA Stock, $211.53, which is 100% of its initial share price

With respect to the JETS Shares, $21.42, which is 100% of its initial share price

Determination closing price:	With respect to each underlying, on any trading day, the closing price of such underlying on such trading day times the adjustment factor for such underlying on such trading day
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

• If the final share price of each underlying is greater than or equal to its respective downside threshold level:

$16.15

• If the final share price of any underlying is less than its respective downside threshold level:

$10 x share performance factor of the worst performing underlying

Under these circumstances, you will lose a significant portion or all of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$9.37 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to us(3)
Per security	$10	$0.20(1)
		$0.05(2)	$9.75
Total	$1,500,000	$37,500	$1,462,500
(1)	Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $0.20 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each security.

(3)	See “Use of proceeds and hedging” on page 25.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020      Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

Terms continued from previous page:

Initial share price:

With respect to the LUV Stock, $46.81, which is its closing price on the pricing date

With respect to the BA Stock, $211.53, which is its closing price on the pricing date

With respect to the JETS Shares, $21.42, which is its closing price on the pricing date

Final share price:	With respect to each underlying, the respective determination closing price of such underlying on the final determination date
Adjustment factor:	With respect to each underlying, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying
Share performance factor:	With respect to each underlying, the final share price divided by the initial share price
Worst performing underlying:	The underlying with the largest percentage decrease from the respective initial share price to the respective final share price
CUSIP:	61771G616
ISIN:	US61771G6162
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $10 Security)
1st determination date:	November 30, 2021	1st early redemption date:	December 3, 2021	$12.05
2nd determination date:	February 23, 2022	2nd early redemption date:	February 28, 2022	$12.5625
3rd determination date:	May 23, 2022	3rd early redemption date:	May 26, 2022	$13.075
4th determination date:	August 23, 2022	4th early redemption date:	August 26, 2022	$13.5875
5th determination date:	November 23, 2022	5th early redemption date:	November 29, 2022	$14.10
6th determination date:	February 23, 2023	6th early redemption date:	February 28, 2023	$14.6125
7th determination date:	May 23, 2023	7th early redemption date:	May 26, 2023	$15.125
8th determination date:	August 23, 2023	8th early redemption date:	August 28, 2023	$15.6375
Final determination date:	November 24, 2023	See “Maturity date” above.		See “Payment at maturity” above.
November 2020	Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

Investment Summary

Auto-Callable Securities

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF (the “securities”) do not provide for the regular payment of interest and do not guarantee any repayment of the stated principal amount at maturity. Instead, beginning after one year, the securities will be automatically redeemed if the closing price of each underlying (multiplied by its respective then-current adjustment factor) on any of the determination dates is greater than or equal to its respective call threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a per annum return of approximately 20.50%, as described below. At maturity, if the securities have not previously been redeemed and the final share price of each underlying index is greater than or equal to its respective downside threshold level, investors will receive a payment at maturity per $10 security that reflects a per annum return of approximately 20.50%. However, if the securities are not automatically redeemed prior to maturity and the final share price of any underlying is less than its respective downside threshold level, investors will be exposed to the decline of the worst performing underlying from its initial share price on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Maturity:	Approximately 3 years
Automatic early redemption quarterly (beginning after one year):	If, on any of the quarterly determination dates, beginning November 30, 2021 (one year after the original issue date) the closing price of each underlying (multiplied by its respective then-current adjustment factor) is greater than or equal its respective call threshold level, the securities will be automatically redeemed for the relevant early redemption payment on the relevant early redemption date.
Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 20.50% per annum) for each quarterly determination date (beginning after one year), as follows:

• 1st determination date:	$12.05
• 2nd determination date:	$12.5625
• 3rd determination date:	$13.075
• 4th determination date:	$13.5875
• 5th determination date:	$14.10
• 6th determination date:	$14.6125
• 7th determination date:	$15.125
• 8th determination date:	$15.6375
No further payments will be made on the securities once they have been redeemed.
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

• If the final share price of each underlying is greater than or equal to its respective downside threshold level:

$16.15

• If the final share price of any underlying is less than its respective downside threshold level:

$10 x share performance factor of the worst performing underlying

If the securities are not redeemed prior to maturity and the final share price of any underlying is less than its respective downside threshold level, investors will be fully exposed to the negative performance of the worst performing underlying and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

November 2020	Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

The original issue price of each security is $10. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $10. We estimate that the value of each security on the pricing date is $9.37.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

November 2020	Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed for an early redemption amount corresponding to a return of approximately 20.50% per annum if the closing price of each of the underlyings (multiplied by its respective then-current adjustment factor) on any of the quarterly determination dates is greater than or equal to its respective call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be significantly less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity	Beginning after one year, when the closing price of each underlying (multiplied by its respective then-current adjustment factor) is greater than or equal to its respective call threshold level on any of the quarterly determination dates, the securities will be automatically redeemed for the relevant early redemption payment on the relevant early redemption date, corresponding to a return of approximately 20.50% per annum. Investors do not participate in any appreciation of the underlyings.
Scenario 2: The securities are not redeemed prior to maturity, and investors receive a positive return at maturity	This scenario assumes that the closing price of at least one underlying (multiplied by its respective then-current adjustment factor) is below its respective call threshold level on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price of each underlying is at or above its respective downside threshold level. At maturity, investors will receive a cash payment equal to $16.15 per stated principal amount, corresponding to a return of approximately 20.50% per annum. Investors do not participate in any appreciation of the underlyings.
Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that the closing price of the worst performing underlying (multiplied by its respective then-current adjustment factor) is below its respective call threshold level on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price of any underlying is below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.
November 2020	Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing price of each underlying on each of the quarterly determination dates (beginning after one year), and the payment at maturity (if the securities are not redeemed prior to maturity) will be determined by reference to the final share price of each underlying on the final determination date. The actual initial share prices, call threshold levels and downside threshold levels are set forth on the cover of this document. Some numbers appearing in the examples below may have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples assume that there are no adjustments to the adjustment factors and are based on the following terms:

Hypothetical Initial Share Price:	With respect to the LUV Stock: $45.00 With respect to the BA Stock: $375.00 With respect to the JETS Shares: $30.00
Hypothetical Call Threshold Level:

With respect to the LUV Stock: $45.00, which is 100% of its hypothetical initial share price

With respect to the BA Stock: $375.00, which is 100% of its hypothetical initial share price

With respect to the JETS Shares: $30.00, which is 100% of its hypothetical initial share price

Hypothetical Downside Threshold Level:

With respect to the LUV Stock: $27.00, which is 60% of its hypothetical initial share price

With respect to the BA Stock: $225.00, which is 60% of its hypothetical initial share price

With respect to the JETS Shares: $18.00, which is 60% of its hypothetical initial share price

Early Redemption Payment (beginning after one year):

The early redemption payment will be an amount in cash per stated principal amount corresponding to a return of approximately 20.50% per annum for each quarterly determination date (beginning after one year), as follows:

• 1st determination date:	$12.05
• 2nd determination date:	$12.5625
• 3rd determination date:	$13.075
• 4th determination date:	$13.5875
• 5th determination date:	$14.10
• 6th determination date:	$14.6125
• 7th determination date:	$15.125
• 8th determination date:	$15.6375
No further payments will be made on the securities once they have been redeemed.
Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

• If the final share price of each underlying is greater than or equal to its respective downside threshold level:

$16.15

• If the final share price of any underlying is less than its respective downside threshold level:

$10 x share performance factor of the worst performing underlying

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$10
November 2020	Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

Automatic Call:

Example 1 — the securities are redeemed following the second determination date

	Determination Closing Price			Payment (per Security)
	LUV Stock	BA Stock	JETS Shares
1st Determination Date	$25.00 (below the call threshold level)	$390.00 (at or above the call threshold level)	$37.00 (at or above the call threshold level)	--
2nd Determination Date	$52.50 (at or above the call threshold level)	$450.00 (at or above the call threshold level)	$41.00 (at or above the call threshold level)	$12.5625

In this example, on the first determination date, the closing prices of two of the underlyings are at or above their respective call threshold levels, but the closing price of the other underlying is below its respective call threshold level. Therefore, the securities are not redeemed. On the second determination date, the closing prices of all three underlyings are at or above their respective call threshold levels. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive $12.5625 per security on the related early redemption date, corresponding to an annual return of approximately 20.50%. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the underlyings.

Payment at Maturity

In the following examples, the closing price of each underlying on each of the quarterly determination dates (beginning after one year) is less than its respective initial share price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price			Payment at Maturity (per Security)
	LUV Stock	BA Stock	JETS Shares
Example 1:	$60.00 (at or above its downside threshold level)	$480.00 (at or above its downside threshold level)	$58.00 (at or above its downside threshold level)	$16.15
Example 2:	$31.00 (at or above its downside threshold level)	$112.50 (below its downside threshold level)	$31.50 (at or above its downside threshold level)	$10 × ($112.50 / $375.00) = $3.00
Example 3:	$9.00 (below its downside threshold level)	$250.00 (at or above its downside threshold level)	$20.00 (at or above its downside threshold level)	$10 × ($9.00 / $45.00) = $2.00
Example 4:	$13.50 (below its downside threshold level)	$150.00 (below its downside threshold level)	$12.00 (below its downside threshold level)	$10 × ($13.50 / $45.00) = $3.00
Example 5:	$13.50 (below its downside threshold level)	$168.75 (below its downside threshold level)	$6.00 (below its downside threshold level)	$10 × ($6.00 / $30.00) = $2.00
November 2020	Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

In example 1, the final share price of each of the LUV Stock, BA Stock and JETS Shares is at or above its respective downside threshold level. Therefore, investors receive $16.15 per security at maturity, corresponding to an annual return of approximately 20.50%. Investors do not participate in any appreciation of any of the underlyings.

In examples 2 and 3, the final share prices of two underlyings are above their respective downside threshold levels, but the final share price of the other underlying is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity and receive an amount equal to the stated principal amount times the share performance factor of the worst performing underlying.

In examples 4 and 5, the final share prices of all of the underlyings are below their respective downside threshold levels, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying. In example 4, the LUV Stock has declined 70% from its initial share price to its final share price, the BA Stock has declined 60% from its initial share price to its final share price and the JETS Shares have declined 60% from the initial share price to the final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the LUV Stock, which represents the worst performing underlying in this example. In example 5, the LUV Stock has declined 70% from its initial share price to its final share price, the BA Stock has declined 55% from its initial share price to its final share price and the JETS Shares have declined 80% from the initial share price to the final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the JETS Shares, which represents the worst performing underlying in this example.

If the securities are not redeemed prior to maturity and the final share price of any underlying is less than its respective downside threshold level, you will lose a significant portion or all of your investment in the securities.

November 2020	Page 8

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

▪	The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay any interest and do not guarantee the return of any of the stated principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final share price of any underlying is less than its respective downside threshold level of 60% of its initial share price, you will be exposed to the decline in the worst performing underlying, as compared to its respective initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying index. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

▪	The appreciation potential of the securities is limited by the fixed early redemption payments or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payments specified for each determination date (beginning after one year) if each of the underlyings closes at or above its respective call threshold level on any of the quarterly determination dates, or to the upside payment at maturity if the securities have not been redeemed and the final share of each underlying is at or above its respective downside threshold level. In all cases, you will not participate in any appreciation of the underlyings, which could be significant.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlyings on any day, including in relation to the respective initial index values, call threshold levels and downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlyings and of the securities composing the U.S. Global Jets Index (the “share underlying index”),

o	dividend rates on the LUV Stock and the BA Stock,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings and which may affect the prices of the underlyings,

o	time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlying that may or may not require adjustments to the adjustment factors, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $10 per security if the price of any underlying at the time of sale is near or below its downside threshold level or if market interest rates rise.

November 2020	Page 9

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

The prices of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. There can be no assurance that you will not suffer a significant loss on your initial investment in the securities. See “Southwest Airlines Co. Overview,” “The Boeing Company Overview” and “U.S. Global Jets ETF Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	Investing in the securities is not equivalent to investing in the underlyings or the securities composing the share underlying index. Investing in the securities is not equivalent to investing in the underlyings, the share underlying index or the securities that constitute the share underlying index. Investors in the securities will not participate in any appreciation in the underlyings and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlyings or the stocks that constitute the share underlying index. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the LUV Stock or the BA Stock or the securities composing the share underlying index and received the dividends paid or distributions made on them.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue

November 2020	Page 10

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings), including trading in the underlyings. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of an underlying, and, therefore, could increase the (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), and (ii) downside threshold level for such underlying, which is the price at or above which the underlying must close on the final determination date (if the securities are not called) so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the closing price of any underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlyings).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the call threshold levels, the downside threshold levels, the final share prices, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment that you will receive upon an early redemption or at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and

November 2020	Page 11

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

▪	You are exposed to the price risk of each of the underlyings. Your return on the securities is not linked to a basket consisting of the underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by any underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. In addition, if any underlying has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under these circumstances, the value of any such payment at maturity will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlyings.

▪	No affiliation with Southwest Airlines Co. or The Boeing Company. Southwest Airlines Co. and The Boeing Company are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider

November 2020	Page 12

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Southwest Airlines Co. or The Boeing Company in connection with this offering.

▪	We may engage in business with or involving Southwest Airlines Co. or The Boeing Company without regard to your interests. We or our affiliates may presently or from time to time engage in business with Southwest Airlines Co. or The Boeing Company without regard to your interests and thus may acquire non-public information about Southwest Airlines Co. or The Boeing Company. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Southwest Airlines Co. or The Boeing Group, which may or may not recommend that investors buy or hold the underlying(s).

▪	The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlyings. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlyings, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlyings, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlyings. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, this may decrease the final price of an underlying to be less than its respective downside threshold level (resulting in a loss of a significant portion or all of your investment in the securities), materially and adversely affecting your return.

▪	Adjustments to the JETS Shares or to the share underlying index could adversely affect the value of the securities. The investment advisor to the U.S. Global Jets ETF, U.S. Global Investors, Inc. (the “Investment Advisor”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategy or otherwise, the Investment Advisor may add, delete or substitute the stocks composing the U.S. Global Jets ETF. Any of these actions could adversely affect the price of the JETS Shares and, consequently, the value of the securities. Indxx, LLC is responsible for calculating and maintaining the share underlying index. Indxx, LLC may add, delete or substitute the securities constituting the share underlying index or make other methodological changes that could change the value of the share underlying index, and, consequently, the price of the JETS Shares and the value of the securities. Indxx, LLC may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The securities are subject to risks associated with the airline industry. All or substantially all of the equity securities held by the U.S. Global Jets ETF are issued by companies whose primary line of business is directly associated with the airline industry. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. International passenger airlines, aircraft manufacturers, airports and terminal services companies (collectively, “airline companies”) may be adversely affected by downturn in economic conditions, or other events, that could result in decreased demand for air travel. Airline companies may also be significantly affected by changes in fuel prices, which may be very volatile, the imposition of tariffs and/or changes in labor relations and insurance costs. Airline companies may also be highly dependent on aircraft or related equipment from a small number of suppliers, and consequently, issues affecting the availability, reliability, safety, or longevity of such aircraft or equipment may have a significant effect on the operations and profitability of airline companies. These factors could affect the airline industry and could affect the value of the equity securities held by the U.S. Global Jets ETF and the price of the U.S. Global Jets ETF during the term of the securities, which may adversely affect the value of the securities.

▪	There are risks associated with investments in securities linked to the value of foreign equity securities. The securities are linked in part to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S.

November 2020	Page 13

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

▪	The securities are subject to risks associated with emerging markets. Some of the equity securities held by the U.S. Global Jets ETF have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

▪	The securities are subject to risks associated with currency exchange rates. Because the prices of the non-U.S. equity securities held by the U.S. Global Jets ETF are converted into U.S. dollars for purposes of calculating the net asset value of the U.S. Global Jets ETF, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities held by the U.S. Global Jets ETF trade. Your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar and the relative weight of equity securities held by the U.S. Global Jets ETF denominated in each of those currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those currencies, the price of the U.S. Global Jets ETF will be adversely affected and any payment on the securities may be reduced.

November 2020	Page 14

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

Southwest Airlines Co. Overview

Southwest Airlines Co. operates Southwest Airlines, a major passenger airline that provides scheduled air transportation in the United States and near-international markets. The LUV Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Southwest Airlines Co. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-07259 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Southwest Airlines Co. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the LUV Stock is accurate or complete.

Information as of market close on November 23, 2020:

Bloomberg Ticker Symbol:	LUV
Exchange:	NYSE
Current Stock Price:	$46.81
52 Weeks Ago:	$57.56
52 Week High (on 2/13/2020):	$58.54
52 Week Low (on 5/15/2020):	$23.87
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the LUV Stock for each quarter from January 1, 2017 through November 23, 2020. The closing price of the LUV Stock on November 23, 2020 was $46.81. The associated graph shows the closing prices of the LUV Stock for each day from January 1, 2015 through November 23, 2020. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the LUV Stock may have been adjusted for stock splits and other corporate events. The historical performance of the LUV Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the LUV Stock on any determination date, including the final determination date.

Common Stock of Southwest Airlines Co. (CUSIP 844741108)	High ($)	Low ($)	Dividends ($)
2017
First Quarter	58.88	49.46	0.10
Second Quarter	62.14	53.07	0.10
Third Quarter	64.24	50.71	0.125
Fourth Quarter	66.09	53.25	0.125
2018
First Quarter	66.29	55.50	0.125
Second Quarter	56.86	50.32	0.125
Third Quarter	63.77	51.52	0.16
Fourth Quarter	61.70	44.40	0.16
2019
First Quarter	58.29	45.61	0.16
Second Quarter	54.23	47.60	0.16
Third Quarter	56.23	48.21	0.18
Fourth Quarter	58.26	52.04	0.18
2020
First Quarter	58.54	30.86	0.18
Second Quarter	40.59	23.87	0.18
Third Quarter	42.10	30.89	-
Fourth Quarter (through November 23, 2020)	46.81	37.58	-

We make no representation as to the amount of dividends, if any, that Southwest Airlines Co. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Southwest Airlines Co.

November 2020	Page 15

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

Common Stock of Southwest Airlines Co. – Daily Closing Prices January 1, 2015 to November 23, 2020

This document relates only to the securities referenced hereby and does not relate to the LUV Stock or other securities of Southwest Airlines Co. We have derived all disclosures contained in this document regarding Southwest Airlines Co. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Southwest Airlines Co. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Southwest Airlines Co. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the LUV Stock (and therefore the price of the LUV Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Southwest Airlines Co. could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the LUV Stock.

November 2020	Page 16

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

The Boeing Company Overview

The Boeing Company is an aerospace firm. The BA Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by The Boeing Company pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-00442 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding The Boeing Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the underlying stock is accurate or complete.

Information as of market close on November 23, 2020:

Bloomberg Ticker Symbol:	BA
Exchange:	NYSE
Current Stock Price:	$211.53
52 Weeks Ago:	$373.13
52 Week High (on 11/26/2019):	$373.51
52 Week Low (on 3/20/2020):	$95.01
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the BA Stock for each quarter from January 1, 2017 through November 23, 2020. The closing price of the BA Stock on November 23, 2020 was $211.53. The associated graph shows the closing prices of the BA Stock for each day from January 1, 2015 through November 23, 2020. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the BA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the BA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the BA Stock on any determination date, including the final determination date.

Common Stock of The Boeing Company (CUSIP 097023105)	High ($)	Low ($)	Dividends ($)
2017
First Quarter	183.91	156.97	1.42
Second Quarter	202.23	175.62	1.42
Third Quarter	256.45	198.59	1.42
Fourth Quarter	297.90	255.46	1.42
2018
First Quarter	364.64	296.67	1.71
Second Quarter	371.56	322.44	1.71
Third Quarter	372.23	331.76	1.71
Fourth Quarter	392.30	294.16	1.71
2019
First Quarter	440.62	310.90	2.055
Second Quarter	395.86	337.37	2.055
Third Quarter	386.89	320.42	2.055
Fourth Quarter	376.54	325.76	2.055
2020
First Quarter	347.45	95.01	2.055
Second Quarter	230.50	120.00	2.055
Third Quarter	187.94	146.05	-
Fourth Quarter (through November 23, 2020)	211.53	144.39	-

We make no representation as to the amount of dividends, if any, that The Boeing Company may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of The Boeing Company.

November 2020	Page 17

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

Common Stock of The Boeing Company. – Daily Closing Prices January 1, 2015 to November 23, 2020

This document relates only to the securities referenced hereby and does not relate to the BA Stock or other securities of The Boeing Company. We have derived all disclosures contained in this document regarding The Boeing Company stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to The Boeing Company. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding The Boeing Company is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the BA Stock (and therefore the price of the BA Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning The Boeing Company could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the BA Stock.

November 2020	Page 18

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

U.S. Global Jets ETF Overview

The U.S. Global Jets ETF is an exchange-traded fund of ETF Series Solutions, a registered investment company, that seeks to track the performance, before fees and expenses, of the U.S. Global Jets Index. The U.S. Global Jets Index is composed of the exchange-listed common stock (or depositary receipts) of U.S. and international passenger airlines, aircraft manufacturers, airports and terminal services companies across the globe, with an emphasis on domestic passenger airlines. Information provided to or filed with the Securities and Exchange Commission (“the Commission”) by U.S. Global Jets ETF pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file number 000-13928 through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that such publicly available information regarding the U.S. Global Jets ETF is accurate or complete.

Information as of market close on November 23, 2020:

Bloomberg Ticker Symbol:	JETS UP
Exchange:	NYSE
Current Stock Price:	$21.42
52 Weeks Ago:	$31.89
52 Week High (on 12/20/2019):	$32.27
52 Week Low (on 5/15/2020):	$12.00
Current Dividend Yield:	1.83%

The following table sets forth the published high and low closing prices of, as well as dividends on, the JETS Shares for each quarter from January 1, 2017 through November 23, 2020. The closing price of the JETS Shares on November 23, 2020 was $21.42. The associated graph shows the closing prices of the JETS Shares for each day from April 28, 2015 through November 23, 2020. The U.S. Global Jets ETF began trading on April 28, 2015 and therefore has limited historical performance. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the JETS Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the JETS Shares on any determination date, including the final determination date.

U.S. Global Jets ETF (CUSIP 26922A842)	High ($)	Low ($)	Period End ($)
2017
First Quarter	29.61	27.30	28.03
Second Quarter	31.65	27.59	31.52
Third Quarter	32.72	28.06	29.64
Fourth Quarter	33.38	28.74	32.56
2018
First Quarter	34.66	30.47	32.19
Second Quarter	32.43	28.76	28.89
Third Quarter	33.30	28.85	32.58
Fourth Quarter	32.93	26.85	27.88
2019
First Quarter	31.51	26.83	29.19
Second Quarter	31.36	27.87	30.23
Third Quarter	32.30	27.64	29.35
Fourth Quarter	32.27	28.09	31.50
2020
First Quarter	32.25	12.16	14.73
Second Quarter	21.94	12.00	16.65
Third Quarter	18.89	15.44	16.90
Fourth Quarter (through November 23, 2020)	21.42	16.51	21.42
November 2020	Page 19

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

U.S. Global Jets ETF – Daily Closing Prices January 1, 2015 to November 23, 2020

This document relates only to the securities referenced hereby and does not relate to the JETS Shares. We have derived all disclosures contained in this document regarding the JETS Shares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the JETS Shares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the JETS Shares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the JETS Shares (and therefore the price of the JETS Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the JETS Shares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the JETS Shares.

We and/or our affiliates may presently or from time to time engage in business with the U.S. Global Jets ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the U.S. Global Jets ETF, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the JETS Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the U.S. Global Jets ETF as in your judgment is appropriate to make an informed decision with respect to an investment linked to the JETS Shares.

November 2020	Page 20

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms herein shall control.
Underlyings:	The accompanying product supplement refers to the underlyings as the “underlying shares.”
Underlying stock issuer:

With respect to the LUV Stock, Southwest Airlines Co.

With respect to the BA Stock, The Boeing Company.

The accompanying product supplement refers to each underlying stock issuer as an “underlying company.”

Share underlying index:	With respect to the JETS Shares, the U.S. Global Jets Index
Share underlying index publisher:	With respect to the JETS Shares, Indxx, LLC, or any successor thereof
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Postponement of maturity date:	If the final determination date is postponed due to a non-trading day or certain market disruption events so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final determination date as postponed, and no adjustment will be made to the payment at maturity paid on such postponed date.
Antidilution adjustments:

With respect to each of the LUV Stock and the BA Stock, the following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If (i) there occurs any reclassification or change of the underlying, including, without limitation, as a result of the issuance of any tracking stock by the underlying issuer, (ii) the underlying issuer or any surviving entity or subsequent surviving entity of the underlying issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying issuer is liquidated, (v) the underlying issuer issues to all of its shareholders equity securities of an issuer other than the underlying issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the underlying (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

•     Upon any determination date following the effective date of a reorganization event and prior to the final determination date: If the exchange property value (as defined below) is greater than or equal to the call threshold level, and the determination closing price (or exchange property value, if applicable) of each other underlying is also greater than or equal to its call threshold level, the securities will be automatically redeemed for the relevant early redemption payment.

•     Upon the final determination date, if the securities have not previously been automatically redeemed, the payment at maturity per security will equal:

➢ If the exchange property value on the final determination date is greater than or equal to the respective downside threshold level, and the final share price (or exchange property value, if applicable) of each other underlying is greater than or equal to the respective call threshold level: $16.15; or

➢ If the exchange property value on the final determination date is less than the respective downside threshold level, or if the final share price (or exchange property value, if applicable) of any other underlying is less than its respective downside threshold level:

➢ If the worst performing underlying has not undergone a

November 2020	Page 21

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying.

➢ If the worst performing underlying has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying. For purposes of calculating the share performance factor, the “final share price” of the worst performing underlying will be deemed to equal the cash value, determined as of the final determination date, of the securities, cash or any other assets distributed to holders of the worst performing underlying in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying, (B) in the case of a spin-off event, the share of such worst performing underlying with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying continues to be held by the holders receiving such distribution, such worst performing underlying (collectively, the “exchange property”), per share of such worst performing underlying times the adjustment factor for such worst performing underlying on the final determination date.

In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the call threshold level or downside threshold level, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying, as adjusted by the adjustment factor for such underlying at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying, as adjusted by the adjustment factor for such underlying at the time of such reorganization event, and (z) for any security received in any such reorganization event, an amount equal to the closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying, as adjusted by the adjustment factor for such underlying at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to “the underlying” shall be deemed to refer to the exchange property and references to a “share” or “shares” of the underlying shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to an adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factors will be made up to the close of business on the final determination date.

No adjustments to the adjustment factors or method of calculating the adjustment factors will

November 2020	Page 22

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of an underlying, including, without limitation, a partial tender or exchange offer for an underlying.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factors or method of calculating the adjustment factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factors or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

November 2020	Page 23

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Information:
Denominations:	$10 per security and integral multiples thereof
Minimum ticketing size:	$1,000 / 100 securities
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

▪ A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪ Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an

November 2020	Page 24

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $10 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlyings, in futures and/or options contracts on the underlyings or any component stocks of the share underlying index on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of an underlying, and, therefore, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings) and (ii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlyings). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $0.20 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of

November 2020	Page 25

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 29, 2023, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Southwest Airlines Co., the Common Stock of The Boeing Company and the U.S. Global Jets ETF

Principal at Risk Securities

the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.
Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

November 2020	Page 26